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EXHIBIT 10.21

                                  AMENDMENT TO

                           DIRECTORS STOCK OPTION PLAN

                           OF TRIO-TECH INTERNATIONAL

         Section 4 of the Directors Stock Option Plan of Trio-Tech International is amended by changing the number "150,000" appearing therein to the number "300,000."